UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

Pursuant to Section 14(c) of the

Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

5500 Military Trail

Jupiter Florida 33458

Telephone: (561) 801-9188

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING

To the Stockholders of Transportation and Logistics Systems, Inc.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Transportation and Logistics Systems, Inc. (the “Company,” “TLSS”, “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On July 27, 2023, the stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon (the “Consenting Stockholders”) consented in writing to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Appendix A (the “2023 Amendment”). This consent was sufficient to approve the 2023 Amendment under Nevada law. The attached Information Statement describes the 2023 Amendment that the stockholders of the Company have approved, which will authorize an increase of the number of shares of common stock that the Company may issue to 50,000,000,000 shares, par value $0.001.

This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is first being mailed on or about August 14, 2023, to holders of record of common stock as of the close of business on July 27, 2023 (the “Record Date”). The Company had 4,250,628,295 shares of common stock and 1 share of Series I Preferred Stock outstanding as of the Record Date. Each share of common stock was entitled to one (1) vote, and the share of Series I Preferred Stock was entitled to a number of votes equal to 51% of the voting power entitled to vote on the 2023 Amendment.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Under Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Definitive Information Statement to our stockholders. Therefore, we expect to file the 2023 Amendment 20 days after the Definitive Information Statement is sent.

The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statutes are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the 2023 Amendment, this Information Statement contains important information about the 2023 Amendment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sebastian Giordano
Sebastian Giordano, Chairman of the Board of Directors

Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Stockholder Action by Written Consent:

The Information Statement is available at: https://tlss-inc.com

INFORMATION STATEMENT OF TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

5500 Military Trail

Jupiter Florida 33458

Telephone: (561) 801-9188

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate action that has been authorized by written consent of the holders of at least 51% of the voting power (the “Consenting Stockholders”) of the Company’s outstanding capital stock entitled to vote thereon as of the record date of July 27, 2023 (the “Record Date”). This action is being taken without notice, meetings or votes in accordance with the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is first being mailed on August 14, 2023 to the stockholders of the Company as of the Record Date.

The Board of Directors unanimously approved, and recommended to the stockholders for approval, an amendment to the Company’s Amended and Restated Articles of Incorporation (the “2023 Amendment”) in the form attached hereto as Appendix A to increase the number of authorized shares of common stock that the Company may issue to 50,000,000,000 shares, par value $0.001.

On July 27, 2023, the Consenting Stockholders consented in writing to the 2023 Amendment. This consent was sufficient to approve the 2023 Amendment under Nevada law.

No Vote Required

We are not soliciting consents to approve the 2023 Amendment. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the voting power entitled to vote on such action sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the 2023 Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

John Mercadante, a member of the Board of Directors of the Company, is the holder of 100% of the issued and outstanding shares of Series I Preferred Stock and 27,663,636 shares of common stock. The Series I Preferred Stock has voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s shareholders (with the power to take action by written consent in lieu of a shareholders’ meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue. Upon the effectiveness of the 2023 Amendment, the Series I Preferred Stock will be automatically cancelled. The Series I Preferred Stock is not entitled to vote on any other matter, is not entitled to dividends and is not entitled to any distributions upon liquidation of the Company.

Other than Mr. Mercadante, none of the existing or former officers or directors of the Company or associates of such persons have any substantial interest resulting from the 2023 Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Householding of Stockholder Materials

In some instances, we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at (561) 801-9188, and requests in writing should be sent to Transportation and Logistics Systems, Inc., Attention Chief Executive Officer, 5500 Military Trail, Jupiter, Florida 33458. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED

BY CONSENTING STOCKHOLDERS

AMENDMENT TO THE ARTICLES OF INCORPORATION

Amendment to the Amended and Restated Articles of Incorporation to Increase the Authorized Shares of Common Stock of the Company to 50,000,000,000 Shares

The Company’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the Board of Directors to increase the number of authorized shares of common stock from 10,000,000,000 shares to 50,000,000,000 shares. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company and its stockholders because the Company is actively pursuing imminent strategic partnerships in exchange for valuable shares in the Company.

The Articles of Incorporation of the Company currently authorize the issuance of ten billion (10,000,000,000) shares of common stock; and, as of the Record Date, 4,250,628,295 shares of common stock are outstanding, and, if all rights convertible into or exchangeable for shares of common stock were exercised, close to 8,700,000,000 shares of common stock would be outstanding. Further, a substantial portion of the unissued shares of common stock are held in reserve in connection with rights of conversion of convertible preferred stock and/or debt and/or exercise of warrants and/or options. Consequently, the Company will not be able to issue shares in connection with additional equity investments (including any requirements by investors to place shares of common stock in reserve for conversion of convertible preferred stock and/or debt and/or exercise of warrants and/or options), without the authorization of the issuance of additional common stock.

Stockholder approval for the 2023 Amendment was obtained on July 27, 2023 from stockholders that hold at least 51% of the voting power of the stock of the Company entitled to vote thereon, as of the Record Date. These consents constituted a sufficient number of votes to approve the 2023 Amendment under the Company’s Amended and Restated Articles of Incorporation, bylaws and Nevada law.

Section 320 of Chapter 78 of the NRS provides that, unless otherwise provided in a corporation’s articles of incorporation or bylaws, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The Company’s bylaws contain a provision that expressly permits stockholders to take actions by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Accordingly, the written consent of the holders of a majority of the outstanding voting power entitled to vote on an increase of the number of authorized shares of common stock is sufficient to approve the matter listed above.

The increase in authorized capital stock will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of TLSS, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of TLSS are then listed. Under the Company’s Amended and Restated Articles of Incorporation, the Company stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company’s stock.

Issuance of any additional shares of common stock may both dilute the equity interest and the earnings per share of existing holders of the common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock. However, the increase can have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital stock, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of TLSS by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of TLSS and our stockholders. The increased authorized capital stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors did not propose the increase in the Company’s authorized capital with the intent that it be utilized as a type of antitakeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. As of the Record Date, 4,250,628,295 shares of the Company’s common stock, 21,418 shares of Series E Preferred Stock, 513,500 shares of Series G Preferred Stock, 32,374 shares of Series H Preferred Stock, and 1 share of Series I Preferred Stock were outstanding. The address of all of our executive officers and directors is in care of Transportation and Logistics Systems, Inc. at 5500 Military Trail, Jupiter, Florida 33458. The common stock has voting power equal to one vote per share. The Series E, G and H Preferred Stock have no voting rights. The Series I Preferred Stock has voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s shareholders (with the power to take action by written consent in lieu of a shareholders meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue.

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by:

●	by each person who is known by us to beneficially own more than 5% of our common stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

The information in the table is based upon information supplied by executive officers and directors and Schedules 13D and 13G, if any, filed with the SEC. There are no persons known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated in the following table, the address for each person named in the table is 5500 Military Trail, Suite 22-357, Jupiter, FL 33458.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

Directors and Executive Officers
Sebastian Giordano (2)	147,126,433	3%
James Giordano (3)	11,363,636	*
Charles Benton (4)	3,636,364	*
John Mercadante (5)	27,663,637	*
Norman Newton (4)	3,636,364	*
Justin Frey	21,634,615	*

All directors and executive officers as a group	215,061,049	5%

Joseph Corbisiero (6)	502,651,844	12%

*	less than 1%.

(1)	Applicable percentage ownership is based on 4,250,628,295 shares of Common Stock outstanding as of the Record Date.
(2)	Includes 61,063,217 vested common share and 61,063,216 unvested shares, and 25,000,000 vested stock warrants with an exercise price of $0.06 per shares that were issued to Ascentaur LLC, a company controlled by Mr. Giordano in 2020.
(3)	Consists of 11,363,636 vested common shares.
(4)	Consists of 3,636,364 vested common shares.
(5)	Consists of 27,663,637 vested common shares.
(6)	Mr. Joseph Corbisiero is the chief executive officer of Freight Connections. Includes 178,911,844 vested common shares and 32,374 shares of Series H convertible preferred stock which are convertible into 323,740,000 common shares.

The following table sets forth certain information regarding beneficial ownership of our Series I Preferred Stock as of the Record Date by:

●	each person who is known by us to beneficially own more than 5% of our Series I Preferred Stock other than our officers and directors;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

The information in the table is based upon information supplied by executive officers and directors and Schedules 13D and 13G, if any, filed with the SEC. Other than Mr. Mercadante, no person known by us beneficially owns more than 5% of our Series I Preferred Stock.

Unless otherwise indicated in the following table, the address for each person named in the table is 5500 Military Trail, Suite 22-357, Jupiter, FL 33458.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
John Mercadante (1)	1	100%

(1) As time is of essence in relation to authorizing additional shares of common stock, the Company sold to John Mercadante 1 share of Series I Preferred Stock, which has voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s shareholders (with the power to take action by written consent in lieu of a shareholders’ meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue. Upon the effectiveness of the 2023 Amendment, the Series I Preferred Stock will be automatically cancelled.

Changes in Control

We are not aware of any arrangement the operation of which may at a subsequent date result in a change of control of our Company.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING INFORMATION

Statements in this Information Statement regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our Company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our ability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations ; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Information Statement. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

Annual Report on Form 10-K for the year ended December 31, 2022, as filed on March 31, 2023;

Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed on May 15, 2023;

Current Report on Form 8-K/A filed with the SEC on July 19, 2023
Current Report on Form 8-K/A filed with the SEC on July 12, 2023;
Current Report on Form 8-K/A filed with the SEC on June 20, 2023;

Current Report on Form 8-K filed with the SEC on April 24, 2023;

Current Report on Form 8-K filed with the SEC on February 6, 2023;

Current Report on Form 8-K filed with the SEC on January 10, 2023;

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov and from our website at https://tlss-inc.com. We will also mail copies of our prior reports to any stockholder upon written request.

/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer
August 3, 2023

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”), the undersigned corporation adopts the following Amendment to Amended and Restated Articles of Incorporation.

1. NAME OF CORPORATION. The name of the corporation is Transportation and Logistics Systems, Inc. (the “Corporation”).

2. AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION. The amendment adopted by the Corporation is set out in full as follows:

Section A of Article III of the Amended and Restated Articles of Incorporation is amended by deleting the existing Section A of Article III in its entirety and replacing it with the new Section A of Article III stated in its entirety below and identified or referenced as follows:

ARTICLE III

A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 50,010,000,000 shares. 50,000,000,000 shares shall be Common Stock, par value $0.001 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.001 per share.

3. STOCKHOLDER APPROVAL. This Certificate of Amendment to the Amended and Restated Articles of Incorporation has been approved by the Stockholders pursuant to the Nevada Corporations Act.

4. EFFECTIVE DATE OF FILING. This Certificate of Amendment to the Amended and Restated Articles of Incorporation shall be effective on filing.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Articles of Incorporation as of ____________, 2023.

Sebastian Giordano
Chief Executive Officer